# Product Category Overview: Sports, Extremities, and Trauma (S.E.T.)

- Strong Growth Platform:
  - 13% WW (c.c.) growth during FY2012
- Opportunities within and across Attractive Segments
  - Example: serving the shoulder specialist
    - Rotator cuff repair: Sports
    - Total Shoulder: Extremities
    - Humeral fracture: Trauma





- S.E.T. Key New Products for FY'13
  - Comprehensive® Segmental Revision System (S.R.S.)
  - ACL in a Box
- Strategic Rationale for DePuy Transaction:
  - Bolsters our S.E.T. franchise to ~ $500 million run rate
  - Provides a valuable opportunity to quickly gain much broader worldwide market penetration
  - No significant overlap between Biomet and DePuy trauma products; significant complementarity between internal and external fixation portfolios